    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 15, 2005
                                                   REGISTRATION NO. ____________

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                              LASERCARD CORPORATION
             (Exact name of registrant as specified in its charter)


                DELAWARE                                   77-0176309
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification No.)

       1875 NORTH SHORELINE BLVD
       MOUNTAIN VIEW, CALIFORNIA                           94043-1319
(Address of principal executive offices)                   (Zip Code)



                     2004 EQUITY INCENTIVE COMPENSATION PLAN
                             Full title of the plan

             STEVEN G. LARSON                               COPY TO:
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER         STEPHEN M. WURZBURG, ESQ.
          LASERCARD CORPORATION                      PILLSBURY WINTHROP LLP
        1875 NORTH SHORELINE BLVD                     2475 HANOVER STREET
     MOUNTAIN VIEW, CALIFORNIA 94043                  PALO ALTO, CA 94304
          (650) 969-7277                                 (650) 233-4500
 (Name, address and telephone number of
            agent for service)



                         CALCULATION OF REGISTRATION FEE

------------------------------------------- ---------------- ------------------- ------------------- ----------------
                                               AMOUNT TO          PROPOSED            PROPOSED          AMOUNT OF
           TITLE OF SECURITIES                    BE          MAXIMUM OFFERING   MAXIMUM AGGREGATE    REGISTRATION
           TO BE REGISTERED(1)               REGISTERED(2)    PRICE PER SHARE     PRICE PER SHARE          FEE
------------------------------------------- ---------------- ------------------- ------------------- ----------------
Common Stock to be issued under the 2004      535,234 shares       $8.59(3)         $ 4,597,660           $541.14(5)
Equity Incentive Compensation Plan.  (4)
------------------------------------------- ---------------- ------------------- ------------------- ----------------

(1) The securities to be registered include options and rights to acquire no par value common stock ("Common Stock").
(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended ("Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(3) Estimated pursuant to Rule 457(h) under the Securities Act solely for the purposes of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant's Common Stock on the Nasdaq National Market on February 8, 2005.
(4) This includes (1) 300,000 shares reserved under the 2004 Equity Incentive Compensation Plan (the "2004 Plan") which had never been reserved for issuance under any other employee benefit plan and (2) 235,234 shares originally reserved under the Stock Option Plan which as of October 1, 2004, were not subject to currently outstanding options under that plan and had not been issued pursuant to the prior exercise of options granted under that plan.
(5) The filing fee was calculated solely on the basis of the 300,000 shares reserved for the first time under the 2004 Plan. The filing fee for the other 235,234 shares described in footnote 4 transferred from the Stock Option Plan has been paid in connection with a prior registration statement on Form S-8, No. 333-113690 filed on March 17, 2004, by LaserCard Corporation covering the Stock Option Plan, and is creditable under Rule 457(p).

------------------------------

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE WITH RULE 462 UNDER THE SECURITIES ACT.

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                                       -2-

                                     PART I
                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

        *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and with Rule 428 under the Securities Act of 1933, as amended ("Securities Act").

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Registrant with the Securities and Exchange Commission ("Commission") are hereby incorporated by reference in this Registration Statement:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2004, filed on June 16, 2004.

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly periods ended June 30, 2004; September 30, 2004; and December 31, 2004, filed on August 11, 2004; November 8, 2004; and February 8, 2005, respectively.

        (c) The Registrant's Current Reports on Form 8-K filed on April 15, 2004; December 3, 2004; December 20, 2004; and January 10, 2005.

        (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

        (e) The description of Registrant's common stock contained in the Registrant's General Form for Registration of Securities on Form 10 filed on June 27, 1972 for such common stock filed under Section 12 of the Exchange Act.

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Jerald E. Rosenblum, who is Secretary of the Registrant and of counsel to Pillsbury Winthrop LLP, counsel to the Registrant, owns 9,643 shares of common stock of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article Tenth of the Registrant's Amended and Restated Certificate of Incorporation (Exhibit 3.1.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000) and
Article 8 of the Registrant's Amended and Restated By-Laws (Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended March 31, 2002) provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. In addition, the Registrant maintains insurance which provides for the indemnification of its directors and officers against certain losses (including costs of defense) that may arise in connection with claims made against them for certain of their actions in such capacity.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        See Index to Exhibits, which list of exhibits is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 11th day of February 2005.

                                        LASERCARD CORPORATION


                                        By      /s/ Richard M. Haddock
                                          --------------------------------------
                                                    Richard M. Haddock
                                                  Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby make, constitute and appoint Richard M. Haddock and Steven G. Larson, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                       NAME                                            TITLE                              DATE
                       ----                                            -----                              ----

              /s/ Richard M. Haddock                    Director and Chief Executive Officer       February 11, 2005
---------------------------------------------------        (Principal Executive Officer)
                Richard M. Haddock


               /s/ Steven G. Larson                  Vice President, Finance and Treasurer and     February 11, 2005
---------------------------------------------------      Chief Financial Officer (Principal
                 Steven G. Larson                        Financial and Accounting Officer)


            /s/ Christopher J. Dyball                Director, President and Chief Operating       February 11, 2005
--------------------------------------------------       Officer
              Christopher J. Dyball


              /s/ Arthur H. Hausman                  Director                                      February 11, 2005
---------------------------------------------------
                Arthur H. Hausman


                  /s/ Dan Maydan                     Director                                      February 11, 2005
---------------------------------------------------
                    Dan Maydan


               /s/ Albert J. Moyer                   Director                                      February 11, 2005
--------------------------------------------------
                 Albert J. Moyer


              /s/ William E. McKenna                 Director                                      February 11, 2005
---------------------------------------------------
                William E. McKenna


               /s/ Walter F.Walker                   Director                                      February 11, 2005
---------------------------------------------------
                 Walter F. Walker

                                INDEX TO EXHIBITS


Exhibit
Number       Exhibit
---------    -------------------------------------------------------------------
 4.1         2004 Equity Incentive Compensation Plan
 5.1         Opinion of Pillsbury Winthrop LLP
23.1         Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2         Consent of PricewaterhouseCoopers LLP, Independent Registered
               Public Accounting Firm
23.3         Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1)
24.1         Powers of Attorney (see page 6)